DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 88701-4299
(775) 684-8708
Website: secretaryofstate.biz                            FILED # C2203401

                                                           JAN 13 2005
      Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)                     IN THE OFFICE OF
                                               DEAN HELLER, SECRETARY OF STATE


Important: Read attached instructions before completing form.

              Certificate of Amendment to Articles of Incorporation
              -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
           (Pursuant to NRS 78.385 and 78.390-After Issuance of Stock)

1.  Name of corporation

                     Patient Data Corporation (C22034-2001)

2. The articles have been amended as follows (provide article numbers, if available):

I   The name of the corporation is

           Fit For Business International, Inc.





3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 80%

4.  Effective date of filing (optional): 12/10/04

5.  Officer Signature (required) ______________________________

*If any proposed amendment would alter or change any preference of any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote in addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: failure to include any of the above information and submit the proper fees may cause this filing to be rejected):

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 88701-4299
(775) 684-8708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)


              Certificate of Amendment to Articles of Incorporation
              -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
           (Pursuant to NRS 78.385 and 78.390-After Issuance of Stock)

1.  Name of corporation

    ELLI TSAB, INC.

2. The articles have been amended as follows (provide article numbers, if available):

I   The name of the corporation shall be:

           Patient Data Corporation

VI The capitalization shall be 110,000,000 shares consisting of 100,000,000 common shares, and 10,000,000 preferred shares ata par value of $0.001.





3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 80%

4.  Effective date of filing (optional): 4/07/04

5.  Officer Signature (required) ______________________________

*If any proposed amendment would alter or change any preference of any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote in addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: failure to include any of the above information and submit the proper fees may cause this filing to be rejected):